UNITED STATES	OMB APPROVAL OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response..38.0
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

CORPORATE REALTY INCOME FUND I, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of Incorporation)

	475 Fifth Avenue, New York, New York	10017
	(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.

     Registrant entered into a Purchase and Sale Agreement dated as of September 21, 2006 (the “Kotura Sale Agreement”) with BH & Sons, LLC (“Purchaser”) to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Kotura Building situated in Monterey Park, California.

     Registrant owns fee title to the Kotura Building and its 90,000 square feet of underlying land, free and clear of any liens and encumbrances. The property was built in 1985 and contains 22,250 net rentable square feet. The property was reconfigured in 2001 for use as office, design and development space for use pursuant to a net lease for the entire premises.

     The building is 100% leased to Kotura, Inc. (“Kotura”), a successor by merger to the tenant, LightCross, Inc., pursuant to a lease dated as of November 17, 2000. The initial term of the lease is ten (10) years from September 1, 2001, subject to two five-year renewal options. The amended lease requires approximate annual net rent of $458,970 until August 31, 2007 ($20.63 per square foot) and increases to $472,254 in the two-year period ending August 31, 2009 ($21.22 per square foot) and $486,070 in the two-year period ending August 31, 2011 ($21.85 per square foot). The lease requires payment of a fair market rental during any renewal periods. This lease is a net lease and, except for certain structural and mechanical conditions, the tenant is responsible for all costs, expenses, and obligations relating to the premises and the use, operation, occupancy, management, maintenance, and repair of the building, including insurance and real estate taxes.

     The sale price to be paid by Purchaser for the Kotura Building is $5,300,000 (the “Purchase Price”). The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing of the purchase and sale (the “Closing”). Purchaser is required to pay into escrow the sum of $50,000 (the “Deposit”), which will be held in an interest bearing account, as an earnest money deposit towards the Purchase Price. Closing of the purchase and sale of the Kotura Building will be in escrow through Chicago Title Insurance Company (“Escrow Holder”) and the balance of the Purchase Price will be released to Registrant upon recording of the deed or issuance of a title policy by the title company.

     Closing adjustments include utilities bills (any deposits remain Registrant’s), collected rents and other payments from tenants (any security deposits held by Registrant will be credited to Purchaser), real estate taxes, escrow and closing fees to Escrow Holder (which will be paid one-half by each of Registrant and Purchaser), and recording fees.

     Upon execution of the Kotura Sale Agreement, Purchaser was required to order a title commitment and a copy of all recorded documents referred to in the title commitment as exceptions to title; Purchaser has already received a survey of the building from Registrant. Any exceptions to title will be permitted unless Purchaser renders any objections in writing to Registrant on or before expiration of the Inspection Period. If, within three (3) Business Days from the date of any such objections, Registrant fails to elect to remove or satisfy any such objections or, with Purchaser’s approval, cause the title company to issue a title endorsement or “insure over” any such objection, or if Registrant delivers a notice to Purchaser that such objections may not be cured, then Purchaser may either terminate the Kotura Sale Agreement or proceed to Closing and take title subject to any such objections. Registrant has until Closing to remove or cause the title company to insure over any such disapproved item, at Registrant’s expense.

     The sale of the Kotura Building is subject to Purchaser’s due diligence investigation. Purchaser has until October 23, 2006 (“Inspection Period”) to inspect the property and the due diligence documents, and to perform such other due diligence with respect to the Kotura Building as Purchaser reasonably deems necessary. Purchaser may notify Registrant and Escrow Holder, in writing, on or before the expiration of the Inspection Period, of its election to proceed or not to proceed with the purchase of the Kotura Building. If, on or before the expiration of the Inspection Period, Purchaser either notifies Registrant and Escrow Holder of its decision not to proceed or fails to notify Registrant and Escrow Holder of its decision, the Kotura Sale Agreement will be terminated. If Purchaser notifies Registrant and Escrow Holder, on or before the expiration of the Inspection Period, of its decision to proceed with the purchase of the Kotura Building, the Kotura Sale Agreement will not be terminated, the Deposit will become non-refundable, and Registrant and Purchaser will proceed to Closing.

     The sale of the Kotura Building is further subject to Purchaser obtaining a commitment for a loan, to be secured by a first mortgage on the Kotura Building, from a lender of Purchaser’s choice, in such amount and on such terms and conditions as are acceptable to Purchaser in its sole discretion (the “Property Loan”). Purchaser shall have until November 6, 2006 (the “Loan Approval Date”) to obtain a commitment for the Property Loan. If Purchaser is unable to obtain a written commitment for the Property Loan on or before the Loan Approval Date or obtains a written commitment for the Property Loan on terms or conditions that are unacceptable to Purchaser, all as determined by Purchaser in its sole discretion, Purchaser may, on or before the Loan Approval Date, advise Registrant and Escrow Holder in writing of its inability to obtain the Property Loan. If Purchaser fails to notify Registrant and Escrow Holder of its inability to obtain the Property Loan on or before the Loan Approval Date, Purchaser will be deemed to have obtained the Property Loan. If Purchaser notifies Registrant of its inability to secure the Property Loan on or before the Loan Approval Date, the Kotura Sale Agreement will be terminated. If Purchaser secures, or is deemed to have secured, the Property Loan, then the Kotura Sale Agreement will not be terminated, the Deposit will become non-refundable, and Registrant and Purchaser will proceed to Closing.

     The Closing of the purchase and sale of the Kotura Building will occur within 15 days after the later to occur of the expiration of the Inspection Period or the Loan Approval Date, subject to extension by not more than 15 days by each of Registrant and Purchaser.

     Upon the Closing, Purchaser will release Registrant from and waive all claims and liability which Purchaser may have against Registrant for any structural, physical and environmental condition of the Kotura Building including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under the Kotura Building.

     Registrant will pay sales commissions to third parties (including Purchaser’s agent) aggregating $600,000 in connection with the sale of the Kotura Building to Purchaser. Registrant must also pay escrow fees, transfer taxes, title insurance premium, and other customary closing costs estimated to aggregate $22,000 in connection with a sale of the Kotura Building. Registrant acquired the Kotura Building in July 1986 for a purchase price of approximately $4,182,000, inclusive of acquisition fees. At December 31, 2005, the Kotura Building had a book value estimated at approximately $3,967,000, net of accumulated depreciation.

     Registrant intends to use the net proceeds from the sale of the Kotura Building to fund capital improvements, tenant improvements, and leasing commissions at its New York and San Antonio, Texas properties and to augment working capital and reduce accounts payable and accrued expenses.

     There is no assurance that Purchaser will approve the due diligence investigation or consummate a purchase of the Kotura Building or the final terms of any such transaction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10. Purchase and Sale Agreement dated as of September 21, 2006 between Registrant and BH & Sons, LLC.

CRIF\Form 8-K – Purchase and Sale (Kotura)(9-06)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME
FUND I, L.P.

By: 1345 Realty Corporation,
Corporate General Partner

By:	/s/ Robert F. Gossett, Jr.
Name: Robert F. Gossett, Jr.
Title: President

Dated: September 27, 2006